EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Pattern Energy Sets the Record Straight Regarding Water Island’s
False Assertions and Mischaracterizations

Believes Water Island’s Lawsuit is Frivolous, Entirely without Merit and is Being Done as a PR Stunt

Board Continues to Urge Stockholders to Vote “FOR” the Transaction
with Canada Pension Plan Investment Board

SAN FRANCISCO – February 26, 2020 – Pattern Energy Group Inc. (Nasdaq and TSX: PEGI)
(“Pattern Energy” or the “Company”) today set the record straight regarding Water Island Capital, LLC’s (“Water Island”) false assertions and mischaracterizations of Pattern Energy’s transaction with Canada Pension Plan Investment Board (“CPP Investments”).

The Company issued the following statement:

We firmly believe that the CPP Investments transaction (the “Transaction”), which provides significant, immediate and certain value, represents the best path forward for Pattern Energy stockholders.

In addition, we believe the lawsuit brought by Water Island is frivolous, entirely without merit and is being done as a PR stunt.

The truth is that:

●	The compelling Transaction is the result of a robust process led by independent directors on the Special Committee of the Pattern Energy Board of Directors (the “Board”).

●	Pattern Energy has faced significant headwinds that led to it consistently trading at a discount to its peers over the last five years.

●	The recent stock movement of the Company’s peers is largely the result of event-driven situations at those companies that should not be extrapolated to Pattern Energy.

●
The fundamentals have not changed. Absent the premium Transaction with CPP Investments, the Company will continue to face headwinds, including having limited access to low-cost capital and being the only U.S. YieldCo without a financial sponsor.

●	Absent the Transaction, Pattern Energy stockholders would bear the downside risk associated with the Company’s standalone plan.

In contrast, Water Island supports its speculation about Pattern Energy’s potential stock price with flawed valuation analysis and mischaracterizations of the process the Special Committee ran in leading to the Transaction.

The Pattern Energy Board continues to recommend that stockholders vote “FOR” the Transaction.

Water Island’s Speculation	The Truth
Water Island falsely posits that the Transaction does not create the most value for Pattern Energy stockholders
✔         The Transaction represents a significant premium to multiple valuation benchmarks and is priced at the high end of value metrics:
o          14.8% premium to Pattern Energy’s unaffected price on August 9, 2019, the last trading day prior to market rumors.
o          15.1% premium to 30-day VWAP prior to unaffected date.
✔         In contrast, Pattern Energy has historically traded at a discount to peers.
✔         The Transaction provides full and fair value for the development pipeline and other aspects of management’s plan.
✔         Absent the Transaction, Pattern Energy stockholders would bear the downside risk associated with the Company’s standalone plan.

Water Island asserts that analysts believe the Transaction fails to provide stockholders with full and fair value
✔         Water Island grossly mischaracterizes the Morgan Stanley report, which has a base case price target of $26.75 (the Transaction price) and shows a case of “no acquisition, no growth” price target of $14.00.
o          The Morgan Stanley valuation reflects the equity market’s total return expectation. In particular, fundamental investors require a combination of yield + growth of 9% on average[1].
o          To get above the $26.75 Transaction price, Pattern Energy would have to grow at a rate well in excess of the current management plan, requiring raising additional equity and possibly other actions, including potentially cutting the dividend.
o          Morgan Stanley takes the same position as the Company: with no-to-little growth the stock price will go down.

Water Island believes that five years of fundamental headwinds causing Pattern Energy to trade at a discount should be ignored in favor of one month of trading by peers
✔         Peer company movement does not simply extrapolate to the Pattern Energy share price.
✔         Most current peer market prices reflect unique event-driven situations at those companies that are not relevant to Pattern Energy.
✔         Notably, Pattern Energy’s peers adopted alternative strategies. For example, TerraForm, 8point3 and Clearway entered into transactions at a discount to their trading share prices.
✔         Contrary to Water Island’s misstatements, TransAlta Renewables’ and Atlantica Yield’s share prices are disturbed as well, given that TransAlta Renewables has benefited from merger speculation since March 2019, and Atlantica Yield announced a strategic review in February 2019.
✔         Despite the sector seeing some of its highest trading levels in recent history, the market remains volatile and the long-term sustainability of current price

[1]	Source: Bloomberg market data as of 21-Feb-2020

levels is uncertain – a dynamic that has clearly played out over the last several days. ✔ This volatility stands in stark contrast to the certainty of the all-cash Transaction.
Water Island says that there’s no risk to the fundamental issues facing the Company’s standalone prospects
✔         In downplaying the risks associated with the Company’s standalone plan, Water Island is referring to dated commentary, singling out quotes that are a year old to support its claims.
✔         The fact is, limited access to low-cost capital needed to grow dividends has created headwinds for the standalone Company and risk for management’s plan stemming from the need to raise material amounts of equity.
✔         The Company’s historical trading discount to peers has and would continue to put Pattern Energy at a relative disadvantage in pursuit of acquisitions required to grow beyond management’s plan.
✔         The Company has been able to avoid issuing common equity in the recent past by issuing debt and preferred equity instead, but there are limitations to its ability to continue to do so.
✔         The Company cannot solely rely on the debt markets, and “[o]ver the last several years, the equity market has consistently valued PEGI shares at levels that made equity issuances either completely unpalatable or barely palatable.” (Wells Fargo, February 2020)[2]
✔         Given the Company’s limited access to capital needed to pursue the acquisitions and development necessary to sustain its dividend growth, Pattern Energy’s standalone plan involves significant risk.

Water Island attacks the Special Committee as not independent and alleges that management was conflicted and influenced the process
✔         The Transaction is the result of a Special Committee-led process, and delivers significant, immediate and certain value to all Pattern Energy stockholders.
✔         As part of the process, the Special Committee of the Board, which comprises solely independent directors, engaged with the 10 most logical strategic and financial buyers, facilitated diligence with four parties, and evaluated multiple expressions of interest from multiple parties.
✔         Once Pattern Energy came to an agreement with CPP Investments, the Company received a fairness opinion prior to signing, and post-signing, conducted additional outreach to 16 parties during the “go-shop” period, which did not result in any offer.
✔         This process reinforced that the Transaction is the best option for Pattern Energy and its stockholders. That is why the Special Committee unanimously recommended it to the Board.

Water Island speculates that the Board dismissed a transaction that could have created more value for stockholders
✔         Company A never provided a definitive proposal that the Special Committee could act on.
✔         The Special Committee went as far as offering to pay Company A’s go-forward transaction-related expenses to entice it to advance discussions as part of the process.

[2]	Permission to use neither sought nor obtained

✔         Despite the Special Committee’s extensive efforts, including repeated attempts to engage, Company A  chose not to finalize its proposal nor engage during the “go-shop” period, despite outreach by the Special Committee’s advisors.

Water Island posits that there is potentially undisclosed information and conflicts surrounding management and Pattern Development, including the valuation attributed to Pattern Development
✔         Pattern Energy’s and its senior management team’s interests in Pattern Development have been fully disclosed.
✔         The Special Committee sought and believes it obtained the highest price reasonably available for Pattern Energy.
✔         The value attributed to the Company’s interest in Pattern Development by the Special Committee’s financial advisor is consistent with the value received by Riverstone for its interest in Pattern Development.
✔         A transaction involving Pattern Development was not a condition to a transaction with Pattern Energy, including the Transaction or a potential transaction with Company A.
✔         Bottom-line, the Transaction is the best option for Pattern Energy stockholders. It represents a significant premium to multiple valuation benchmarks and is priced at the high end of value metrics.

Water Island claims that management had conflicts of interest, given the compensation they receive through the Transaction
✔         Certain senior officers of Pattern Energy have economic interests in Pattern Development. That fact has long been disclosed.
o          The Pattern Energy Board was fully aware of these interests and created the Special Committee at the very outset of the process.
o          The ownership and compensation arrangements of these officers in Pattern Development following the closing are disclosed in Pattern Energy’s proxy materials filed in connection with the Transaction.
✔         Contrary to Water Islands’ claim, neither the Pattern Energy nor Pattern Development management teams had any power to block a transaction by Pattern Energy.
✔         As it relates to the Transaction, the Special Committee, with its financial and legal advisors – not management – led the negotiation with CPP Investments for the terms of the merger agreement.
✔         The Special Committee prohibited management discussions with CPP Investments and Riverstone about post-closing compensation until after terms of the merger agreement had been agreed upon.

Water Island alleges that management used consent rights as a poison pill to steer the process toward CPP Investments
✔         Pattern Development did not block any bids for Pattern Energy pursuant to any consent right.
✔         The transaction that was being discussed with Company A did not require the consent of Pattern Development, Riverstone or Pattern Energy management.
✔         Management had no consent rights over any transaction involving Pattern Energy or Pattern Development.

Water Island accuses Pattern Energy of removing language regarding the consent rights from its 10-K
✔         The Pattern Development 2.0 Limited Partnership Agreement is publicly disclosed.
✔         The agreement was filed with the SEC in June 2017 when it was entered into and it has been an exhibit to each of the Company’s Annual Reports on Form 10-K filed since that time.
✔         As a result, the terms of the arrangements with Pattern Development 2.0 are publicly available to everyone.

Water Island falsely contends that PSP is an insider and should not be permitted to vote
✔         Water Island is trying to disenfranchise other stockholders who are fully entitled to vote.
✔         There are no legal or other restrictions preventing PSP from voting on the Transaction.
✔         PSP’s contracts with the Company are purely commercial and arm’s length and were entered into more than two years ago.

Water Island falsely asserts that Caledon is an insider and should not be permitted to vote
✔         Caledon is an independent third party. Like any other stockholder of record, it is entitled to vote on the Transaction.
✔         The preferred financing transaction with Caledon was pursued by Pattern Energy, consistent with its standalone business plan (irrespective of any potential strategic transaction) and was negotiated with Caledon at arms’-length.

Water Island attempts to undermine the fairness opinion valuation by alleging it excluded some companies in the peer set and did not include all projections
✔         The peer set included relevant companies that the Special Committee’s independent financial advisor deemed appropriate in its professional judgment.
✔         Specific companies mentioned by Water Island in its letter were excluded from the list of selected relevant companies for the following reasons:
o          Algonquin Power & Utilities: Algonquin primarily operates regulated utilities which are unlike Pattern Energy’s wind and solar facilities. Based on 2018 financials, approximately 88% of operating income and approximately 64% of total assets are attributable to the regulated utilities business.
o          Boralex: As of the third quarter of fiscal 2019, approximately 48% of Boralex’s assets are in France, where Pattern Energy has no operations.
o          Hannon Armstrong Sustainable Infrastructure Capital: Hannon Armstrong’s business is different from Pattern Energy. Hannon Armstrong focuses on behind the meter solutions (e.g. energy efficiency, distributed solar and storage comprises 78% of its pipeline as of December 31, 2019) rather than on utility-scale wind or solar. It invests in minority investments in different parts of the capital structure rather than pure equity investments. As of December 31, 2019, Hannon Armstrong has 180 different investments averaging $11 million each.
✔       All key projections attributable to Pattern Energy stockholders were included in the valuation.

o          The Special Committee’s financial advisor believes the full value is captured in its valuation, as described in the proxy, via traditional corporate finance analyses as described in the proxy.
o          The Special Committee’s financial advisor did not create any projections. These were all from Pattern Energy.
o          All key projections through 2023 are disclosed in the proxy.
✔         All key projections were produced by Pattern Energy and all were accounted for in the valuation conducted by the Special Committee’s financial advisor.
✔         The details and critical assumptions of the Special Committee’s financial advisor’s valuation methodology are explained in the proxy.

The Company continues to expect the Transaction to close by the second quarter of 2020, subject to Pattern Energy stockholder approval and other customary closing conditions. Pattern Energy has received all regulatory approvals required to complete the Transaction.

Evercore and Goldman Sachs & Co. LLC are acting as independent financial advisors to Pattern Energy’s Special Committee of the Board, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as independent legal counsel to the Special Committee of the Board.

If you have any questions about the special meeting or need assistance with voting procedures, you should contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders (Toll-Free): 1-888-750-5834
Banks and Brokers (Collect): 1-212-750-5833

About Pattern Energy

Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on the Nasdaq Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 28 renewable energy projects with an operating capacity of 4.4 GW in the United States, Canada and Japan that use proven, best-in-class technology. For more information, visit www.patternenergy.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this communication constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "plan," "predict," "project," "forecast," "guidance," "goal," "objective," "prospects," "possible" or "potential," by future conditional verbs such as "assume," "will," "would," "should," "could" or "may," or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors related to the pending acquisition of the Company, including, without limitation, (1) risks related to the consummation of the Merger, including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the Merger Agreement, (c) the parties may fail to secure other applicable regulatory approvals, including from the Federal Energy Regulatory Commission, and (d) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied; (2) the effects that any termination of the Merger Agreement may have on the Company or its business, including the risks that (a) the price of the Company's common stock may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on the Company and its business, including the risks that as a result (a) the Company's business, operating results or stock price may suffer, (b) the Company's current plans and operations may be disrupted, (c) the Company's ability to retain or recruit key employees may be adversely affected, (d) the Company's business relationships (including with suppliers, off-takers, and business partners) may be adversely affected, (e) the Company is not able to access the debt or equity markets on favorable terms, or at all, or (f) the Company's management's or employees' attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on the Company's ability to operate its business or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against the Company and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) the Company's ability to continue paying a quarterly dividend; and (8) other economic, business, competitive, legal, regulatory, and/or tax factors under the heading "Risk Factors" in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated or supplemented by subsequent reports that the Company has filed or files with the U.S. Securities and Exchange Commission ("SEC") and Canadian securities regulatory authorities. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not assume any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This press release may be deemed to be solicitation material in respect of the Merger. In connection with the proposed transaction, the Company has filed a definitive proxy statement with the SEC and Canadian securities regulatory authorities and mailed the definitive proxy statement and proxy card to each stockholder entitled to vote at the special meeting relating to the proposed Merger. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY HAS FILED AND MAY FILE WITH THE SEC AND CANADIAN SECURITIES REG`ULATORY AUTHORITIES WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors are able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC's website at www.sec.gov and the website of the Canadian securities regulatory authorities at www.sedar.com. Copies of the proxy statement and the filings incorporated by reference therein may also be obtained, without charge, by contacting the Company's Investor Relations department at ir@patternenergy.com or (416) 526-1563.

Participants in Solicitation
The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules and applicable rules in Canada, to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company's directors and executive officers is available in its annual proxy statement and definitive proxy statement related to the proposed transaction filed with the SEC and Canadian securities regulatory authorities on April 23, 2019 and February 4, 2020, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also contained in the definitive proxy statement and other relevant materials filed with the SEC and Canadian securities regulatory authorities. These documents can be obtained free of charge from the Company from the sources indicated above.

SOURCE: Pattern Energy Group Inc.

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